UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2023

Alight, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39299	86-1849232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Overlook Point
Lincolnshire, Illinois		60069
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (224) 737-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ALIT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 2, 2023, Alight, Inc. (the “Company” or “Alight”) entered into an amendment (the “First Amendment to the Investors Rights Agreement”) to the Investor Rights Agreement, dated as of July 2, 2021, by and among the Company, the Existing Investors and the Sponsor Investors (as such terms are defined in the Investor Rights Agreement) as of the date thereof (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on July 12, 2021). The First Amendment to the Investors Rights Agreement provides for an increase in the size of the Board of Directors (the “Board”) from eight (8) to ten (10) directors, with (i) one (1) director to be an additional jointly designated director (who shall be independent) by the Blackstone Designator and the Sponsor Designator (as such terms are defined in the First Amendment to the Investors Rights Agreement), such that the Blackstone Designator and the Sponsor Designator have the right to jointly designate two (2) directors to the Board as opposed to one (1) director in accordance with the terms of the Investor Rights Agreement and (ii) one (1) director to be nominated by the Board following consultation with the Blackstone Designator and the Sponsor Designator.

This summary is qualified in its entirety by reference to the text of the First Amendment to the Investor Rights Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Denise Williams to the Board of Directors

On February 2, 2023, the Board increased the size of the Board from eight (8) to ten (10) members. Pursuant to the terms of the First Amendment to the Investors Rights Agreement, the Board elected Denise Williams to the Board on February 2, 2023, effective February 3, 2023. Ms. Williams has not been named to any committees of the Board at this time. Alight intends to further expand the number of independent directors on its Board in the coming quarters.

The Board determined that Ms. Williams is an independent director in accordance with the New York Stock Exchange listing standards and the Company’s independence guidelines, as set forth in its Corporate Governance Guidelines.

Ms. Williams will participate in the compensation program for independent directors as described under “Corporate Governance - Compensation of Directors” in Alight’s 2022 Notice of Annual Meeting and Proxy Statement, which was filed with the SEC on April 14, 2022.

There are no arrangements or understandings between Ms. Williams and any other person pursuant to which Ms. Williams was appointed to serve as a director. Ms. Williams has no family relationship with any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Alight’s press release announcing Ms. Williams’ appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. References to Internet websites and social media sites in the press release are provided for convenience only. Information available through those websites and social media sites is not incorporated by reference into this Form 8-K.

Departure of Cathinka Wahlstrom

As previously reported, on January 16, 2023, Cathinka Wahlstrom, President and Chief Commercial Officer of Alight, and the Company mutually agreed that Ms. Wahlstrom would depart the Company effective January 31, 2023. In connection with her departure, the Company and Ms. Wahlstrom agreed on February 1, 2023 that subject to Ms. Wahlstrom’s non-revocation of a release of claims against the Company and continued compliance with any existing non-competition, non-solicitation, confidentiality, non-disparagement or other similar restrictive covenant agreements between the Ms. Wahlstrom and the Company (or any of its affiliates) (the “Release Agreement”): (i) Ms. Wahlstrom will receive severance benefits for a termination without cause in accordance with her employment agreement, dated as of January 4, 2021, which was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 9, 2022; (ii) Ms. Wahlstrom will receive a lump-sum cash payment equal to $700,000 (which amount represents the annual bonus that the Company estimates Ms. Wahlstrom would have been eligible to receive for fiscal year 2022 if she had remained employed through the payment date, payable no later than March 15, 2023); (iii) Ms. Wahlstrom’s outstanding equity awards will continue to vest in accordance with their terms through March 31, 2023; (iv) Ms. Wahlstrom will be reimbursed for expenses incurred subsequent to her departure associated with the voluntary executive physical examination scheduled during her employment with the Company; and (v) Ms. Wahlstrom will be reimbursed up to $10,000 for all legal fees incurred in connection with the negotiation and drafting of the Release Agreement and related agreements.

In connection with her departure, Ms. Wahlstrom has agreed to assist the Company in an advisory capacity from February 1, 2023 until March 31, 2023 under the terms of a consulting agreement entered into with the Company on January 30, 2023 (the “Consulting Agreement”). During the term of the Consulting Agreement, Ms. Wahlstrom is entitled to receive a fixed fee of $2,500.00 per day (with services not to exceed 8 hours per day or one day per week, without prior approval). Any services provided in excess of the anticipated consulting time shall be paid a rate of $312.50 per hour. Under the terms of the Consulting Agreement, the Company may terminate the Consulting Agreement without cause upon forty-five days’ written notice.

The foregoing descriptions of the Release Agreement and the Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the Release Agreement and Consulting Agreement, copies of which the Company intends to file with the SEC in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
10.1

First Amendment to the Investor Rights Agreement, dated as of February 2, 2023, by and among Alight, Inc., the Existing Investors and the Sponsor Investors as of the date thereof, and each of the other persons that from time to time become party thereto.

99.1	Press release of Alight, Inc. dated February 2, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alight, Inc.

Date:	February 2, 2023	By:	/s/ John A. Mikowski
John A. Mikowski, Executive Vice President, Deputy General Counsel and Assistant Corporate Secretary